Exhibit 99.1

InfuSystem Holdings, Inc.
31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

InfuSystem Holdings, Inc. Reports THIRD QUARTER 2019 Financial REsults

“Increases of 28.9% in Revenue, 318.7% in Net Income and 57.3% in Adjusted EBITDA vs. Same Prior Year Period; Raises 2019 and 2020 Targets”

MADISON HEIGHTS, MICHIGAN, November 13, 2019—InfuSystem Holdings, Inc. (NYSE American LLC: INFU) (“InfuSystem” or the “Company”), a leading national durable medical equipment (“DME”) solutions provider for manufacturers and health care providers in the United States and Canada, today reported financial results for the third quarter ended September 30, 2019.

Third Quarter Highlights:

●

Net revenues for the three and nine months ended September 30, 2019 were $21.5 million and $59.4 million, respectively, a $4.8 million, or 28.9%, increase and $9.8 million, or 19.8%, increase, respectively, from the same prior year periods.

●

Net income for the quarter and year-to-date ended September 30, 2019 was $1.1 million and $0.6 million, respectively, compared to a net loss for the quarter and year-to-date ended September 30, 2018 of $0.5 million and $0.8 million, respectively.

●

Adjusted earnings before interest, income taxes, depreciation, and amortization (“Adjusted EBITDA”) for the three and nine months ended September 30, 2019 was $5.2 million and $12.8 million, respectively, a $1.9 million, or 57.3%, increase and a $2.8 million, or 27.8%, increase, respectively, from the same prior year periods.

●	Net cash flows provided by operating activities were $9.5 million year-to-date, an increase of $1.3 million, or 16.1%, from the same prior year period.

Commenting on the third quarter, Richard DiIorio, chief executive officer of InfuSystem, said, “The growth we have discussed in prior periods continues to meet or exceed our plans, primarily related to the impact of the market share gains in our oncology business that began last year with elastomerics and is continuing this year with wins from our direct competitor in that therapy. We also continue to benefit from growth in our pain management and infusion products markets, with the third quarter being an especially strong quarter in product sales. Our disciplined approach to managing this growth has enabled us to enjoy similar improvements in our EBITDA and net cash flow provided by operations.”

Mr. DiIorio continued, “It is rewarding to see our strategic plan and operating improvements being reflected in the performance of our stock price over recent months. I am especially proud of our team’s continued ability to execute on our significant growth initiatives while improving profitability.”

Mr. DiIorio concluded, “I am confident that the management team changes we announced in October will enable us to accelerate and expand growth in our Integrated Therapies Platform which currently includes our oncology and pain management programs. We are finalizing our plans for 2020, but as part of our expanded offerings we expect to, starting in the fourth quarter of 2019 or the first quarter of 2020, provide modified segment reporting to improve visibility into the operations of our two business platforms, Integrated Therapies and DME Services.”

InfuSystem updated its revenue and EBITDA targets for fiscal years 2019 and 2020. In the current year ending December 31, 2019, the Company currently expects $79.0 million in total revenue and $17.5 million in Adjusted EBITDA; this is up from the targets of $74.0 million in revenue and $16.0 million in Adjusted EBITDA previously communicated. For the fiscal year ending December 31, 2020, the Company currently expects $89.0 million plus in revenue and $22.0 million plus in Adjusted EBITDA; this is up from the targets of $85.0 million in revenue and $21.0 million plus in Adjusted EBITDA previously communicated.

Conference Call

The Company will conduct a conference call for investors on Wednesday, November 13, 2019 at 9:00 a.m. Eastern Time to discuss second quarter 2019 results. The conference call may also include a discussion of Company developments, forward-looking statements and other material information about business and financial matters. To participate in this call, please dial (833) 366-1127 or (412) 902-6773, or listen via a live webcast, which is available in the investors section of the Company’s website at https://ir.infusystem.com/. A replay of the call will be available by visiting https://ir.infusystem.com/ for the next 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10136542, through November 20, 2019.

Condensed Consolidated Financial Statements

Certain balances in the condensed consolidated financial statements for the quarter and year-to-date ended September 30, 2018 have been reclassified to be consistent with the quarter and year-to-date ended September 30, 2019 presentation in accordance with GAAP.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP financial information. The Company believes that the non-GAAP financial measures presented in this press release provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP, and similarly titled non-GAAP measures may be calculated differently by other companies. The Company calculates those non-GAAP measures by adjusting for non-recurring items that are not part of the normal course of business and that the Company’s management does not believe will have similar comparable year-over-year items or for non-operating items. A reconciliation of those measures to the most directly comparable GAAP measures is provided below.

This press release also contains future period non-GAAP guidance. Future period non-GAAP guidance includes adjustments for non-recurring or non-operating items, which may include, without limitation, items included in the reconciliation below. Such adjustments may be affected by changes in ongoing assumptions and judgements, as well as non-recurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of the Company’s business operations. The exact amounts of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP guidance to the most comparable GAAP measures.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related DME support services to hospitals, clinics and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada. The Company’s stock is traded on the NYSE American LLC under the symbol INFU.

Forward-Looking Statements

The financial results in this press release reflect preliminary results, which are not final until the Company's Form 10-Q for the quarter ended September 30, 2019 is filed. In addition, certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, business plans, objectives and prospects, and future operating or financial performance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

FINANCIAL TABLES FOLLOW

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of
	September 30,	December 31,
(in thousands, except share data)	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$3,157	$4,318
Accounts receivable, net	11,462	9,593
Inventories	2,768	2,254
Other current assets	1,605	1,372

Total current assets	18,992	17,537
Medical equipment for sale or rental	2,051	1,601
Medical equipment in rental service, net of accumulated depreciation	32,269	23,488
Property & equipment, net of accumulated depreciation	2,845	1,445
Intangible assets, net	16,539	19,865
Operating lease right of use assets	5,004	-
Other assets	195	137

Total assets	$77,895	$64,073

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,669	$7,091
Current portion of long-term debt	7,009	4,903
Other current liabilities	4,136	2,796

Total current liabilities	21,814	14,790
Long-term debt, net of current portion	30,342	28,842
Deferred income taxes	76	-
Operating lease liabilities, net of current portion	3,944	-

Total liabilities	56,176	43,632

Stockholders’ equity:
Preferred stock, $.0001 par value: authorized 1,000,000 shares; none issued	-	-
Common stock, $.0001 par value: authorized 200,000,000 shares; issued and outstanding 23,356,308 and 19,837,819, respectively, as of September 30, 2019 and 23,095,513 and 19,577,024, respectively, as of December 31, 2018	2	2
Additional paid-in capital	83,889	83,167
Retained deficit	(62,172)	(62,728)
Total stockholders’ equity	21,719	20,441

Total liabilities and stockholders’ equity	$77,895	$64,073

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in thousands, except share and per share data)	September 30		September 30
	2019	2018	2019	2018

Net revenues	$21,489	$16,677	$59,405	$49,575
Cost of revenues	9,251	7,003	25,470	19,978
Gross profit	12,238	9,674	33,935	29,597

Selling, general and administrative expenses:
Amortization of intangibles	1,077	1,160	3,326	3,512
Selling and marketing	2,402	2,323	7,480	6,950
General and administrative	7,096	6,286	20,915	18,846

Total selling, general and administrative	10,575	9,769	31,721	29,308

Operating income (loss)	1,663	(95)	2,214	289
Other expense:
Interest expense	(488)	(370)	(1,436)	(981)
Other expense	(11)	(9)	(71)	(19)

Income (loss) before income taxes	1,164	(474)	707	(711)
Provision for income taxes	(29)	(45)	(151)	(109)
Net income (loss)	$1,135	$(519)	$556	$(820)

Net income (loss) per share:
Basic	$0.06	$(0.03)	$0.03	$(0.04)
Diluted	0.05	(0.03)	0.03	(0.04)
Weighted average shares outstanding:
Basic	19,781,527	20,672,688	19,690,737	22,043,213
Diluted	20,679,431	20,672,688	20,503,933	22,043,213

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30

(in thousands)	2019	2018
NET CASH PROVIDED BY OPERATING ACTIVITIES	$9,534	$8,210

INVESTING ACTIVITIES
Purchase of medical equipment, property and equipment	(16,420)	(4,521)
Proceeds from sale of medical equipment, property and equipment	2,239	2,344
NET CASH USED IN INVESTING ACTIVITIES	(14,181)	(2,177)

FINANCING ACTIVITIES
Principal payments on term loans, capital lease obligations and other financing	(3,915)	(5,048)
Cash proceeds from other financing	7,462	9,660
Debt issuance costs	(3)	(27)
Common stock repurchased to satisfy statutory withholding on employee stock based compensation plans	(295)	(5)
Common stock repurchased as part of Repurchase Program	-	(10,291)
Cash proceeds from stock plans	237	91
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	3,486	(5,620)

Net change in cash and cash equivalents	(1,161)	413
Cash and cash equivalents, beginning of period	4,318	3,469
Cash and cash equivalents, end of period	$3,157	$3,882

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(UNAUDITED)

NET INCOME (LOSS) TO ADJUSTED EBITDA:
	Three Months Ended		Nine Months Ended
	September 30		September 30
(in thousands)	2019	2018	2019	2018

GAAP net income (loss)	$1,135	$(519)	$556	$(820)
Adjustments:
Interest expense	488	370	1,436	981
Income tax provision	29	45	151	109
Depreciation	2,051	1,626	5,727	4,879
Amortization	1,077	1,160	3,326	3,512

Non-GAAP EBITDA	$4,780	$2,682	$11,196	$8,661

Stock compensation costs	250	288	780	679
Early termination fees for capital leases	-	-	190	-
Shareholder costs	-	86	-	233
Exited facility costs	-	-	6	44
Management reorganization/transition costs	6	72	51	209
ASC 842 accounting principle change	108	-	216	-
Certain other non-recurring costs	24	158	371	198

Non-GAAP Adjusted EBITDA	$5,168	$3,286	$12,810	$10,024

GAAP Net Revenues	$21,489	$16,677	$59,405	$49,575
GAAP Net Income Margin	5.3%	-3.1%	0.9%	-1.7%
Non-GAAP Adjusted EBITDA Margin	24.0%	19.7%	21.6%	20.2%

Non-GAAP Adjusted EBITDA Margin is defined as Non-GAAP Adjusted EBITDA as a percentage of GAAP Net Revenues.